Exhibit 10.29

FORM OF CONSENT

I, the undersigned, hereby do consent to the adoption of the amendments to the “Benefit Plans” as defined in and as described in the attached resolutions adopted by the Board of Directors on February 26, 2009, as and to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008, as amended (“EESA”), applicable to participants in the Capital Purchase Program under EESA and the regulations issued by the Department of the Treasury as published in the Federal Register from time to time.

Agreed to and acknowledged as of this 27th day of February 2009:

[Name]

RECITALS

WHEREAS, Pacific Capital Bancorp (the “Company”) has entered into a Securities Purchase Agreement with the United States Department of Treasury (the “Agreement”) as part of the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (“EESA”);

WHEREAS, on February 17, 2009, the president signed into law the American Recovery Reinvestment Act of 2009 (“ARRA”), which amended EESA by deleting Section 111 in its entirety and replacing it with new Section 111 set forth in ARRA;

WHEREAS, pursuant to Section 1.2(d)(iv) of the Agreement, the Company is required to amend its “Benefit Plans” with respect to certain highly-compensated employees (“HCEs”) to the extent necessary to comply with Section 111 of EESA, as amended;

WHEREAS, the applicable “Benefit Plans” are the plans in which any HCE participates, or is eligible to participate, and the agreements to which any HCE is a party, that either: (i) provide for incentive or bonus compensation based on the achievement of performance goals tied to or affected by the Company’s financial results (“Financial Performance Plans”) or (ii) provide for payments or benefits upon an “applicable severance from employment” within the meaning of EESA, as amended (“Involuntary Separation Pay Arrangements”).

RESOLUTIONS

RESOLVED, that each Financial Performance Plan and Involuntary Separation Pay Arrangement is hereby amended effective as of the date of entry into the Agreement as follows:

1. Compliance With Section 111 of EESA, as Amended. Each Financial Performance Plan and Involuntary Separation Pay Arrangement is hereby amended by adding the following provision as a final section to such arrangement:

“Compliance With Section 111 of EESA, as Amended. Solely to the extent, and for the period, required by the provisions of Section 111 of EESA, as amended, applicable to participants in the Capital Purchase Program under EESA and the regulations issued by the Department of the Treasury as published in the Federal Register: (a) each HCE (as defined herein) who participates in this plan or is a party to this agreement shall be ineligible to receive compensation hereunder to the extent that the Executive Compensation Committee of the Board of Directors of the Company determines this plan or agreement includes incentives for the Senior Executive Officer to take unnecessary and excessive risks that threaten the value of the financial institution; (b) each HCE (as defined herein) who participates in this plan or is a party to this agreement shall be required to forfeit any bonus or incentive compensation paid to the HCE hereunder during the period in which any obligation arising from financial assistance provided under TARP (as defined by Section 111 of EESA, as amended) remains outstanding; and (c) the Company shall be prohibited from making to each HCE who participates in this plan or is a party to this agreement, and each such HCE shall be ineligible to receive hereunder, any “golden parachute payment,” as defined by Section 111 of EESA, as amended, in connection with the HCE’s “applicable severance from employment,” in each case, within the meaning of Section 111 of EESA, as amended. For purposes of the forgoing, the term HCE means any individual whose compensation is subject to the limitations of EESA Section 111, as amended; which includes: (a) the Senior Executive Officers (as defined in Section 111 of EESA, as amended, and the regulation issued by the Department of Treasury as published in the Federal Register) and (b) the next 20 most highly-compensated employees).

2. Continuation of Affected Plans. Except as expressly or by necessary implication amended hereby, each Financial Performance Plan and Involuntary Separation Pay Arrangement shall continue in full force and effect.